UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2021

HC2 HOLDINGS, INC.

(Exact name of registrant as specified in its charter.)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 235-2690
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HCHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On February 23, 2021, HC2 Holdings, Inc., a Delaware corporation (the “Borrower”), and certain of its subsidiaries (the “Guarantors”) that guarantee the Borrower’s Senior Secured Notes due 2026 (the “Secured Notes”) entered into a third amendment (the “Amendment”) to the Borrower’s Credit Agreement, dated as of March 13, 2020 (as in effect prior to the Amendment, the “Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”), with MSD PCOF Partners IX, LLC, as lender, which governs the Borrower’s senior secured revolving credit facility (the “Revolving Credit Facility”).
Among other things, the Amendment (i) increases the aggregate principal amount of the Revolving Credit Facility to $20,000,000, (ii) extends the maturity date of the Revolving Credit Facility to February 23, 2024, (iii) updates the affirmative and negative covenants contained in the Amended Credit Agreement so that they are substantially consistent with the affirmative and negative covenants contained in the indenture that governs the Secured Notes and (iv) reduces the interest rate margin applicable to loans borrowed under the Amended Credit Agreement to the interest rate margins described below. Except as modified by the Amendment, the terms of the Credit Agreement remain in effect.
The Borrower intends to use the proceeds of loans under the Amended Credit Agreement for general corporate purposes. Any amounts borrowed under the Amended Credit Agreement and subsequently voluntarily repaid may be re-borrowed until maturity or termination. Loans under the Amended Credit Agreement bear interest at a per annum rate equal to, at the Borrower’s option, one, two or three month LIBOR, plus a margin of 5.75%. In certain circumstances, such amounts may be converted into borrowings bearing interest at a per annum rate equal to a base rate, plus a margin of 4.75%. The Amended Credit Agreement contains customary provisions for the replacement of LIBOR. The Borrower is required to pay an undrawn commitment fee at a per annum rate equal to 1.00% of the undrawn portion of the commitments under the Amended Credit Agreement computed on a daily basis for the applicable period.
All obligations under the Amended Credit Agreement are secured by the same collateral that secures the Secured Notes and constitute “First-Out Debt”, “First-Out Obligations” and “Pari Passu Obligations” under the indenture governing the Secured Notes and the related collateral trust agreement to the extent permitted thereunder. The obligations of the Borrower under the Amended Credit Agreement are guaranteed on a senior secured basis by the Guarantors, which are the same subsidiaries of the Borrower that guarantee the Borrower’s obligations with respect to the Secured Notes.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Item No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2021

HC2 Holdings, Inc. (Registrant)

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer